Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 10 of Pacific Gold & Royalty Corp. of our report dated September 29, 2017, relating to our audits of the consolidated financial statements of Pacific Gold & Royalty Corp. for the years ended December 31, 2016 and 2015.

/s/ Accell Audit & Compliance, P.A.
October 4, 2017